Exhibit 99.1

Roundtable Launches Real-Time, AI/DeFi Payment Platform

Professional publishers can now get paid the instant revenue is earned, settled in USDC via Coinbase and through Roundtable’s Media Liquidity Pool and smart-wallet network.

Cannes, FR. June 22, 2026: RTB Digital, Inc. (“Roundtable”) (NASDAQ: RTB), the world’s only AI/DeFi-powered enterprise media platform, today announced the launch of its real-time, onchain payment infrastructure for professional media, taking direct aim at the industry’s antiquated ad buy/sell settlement cycles. Beginning this week, nearly 200 professional publishers are gaining the ability to receive USDC the moment ad revenue is earned. Coinbase, the most trusted crypto platform serving consumers through its suite of financial apps and institutions through Coinbase Prime, will provide the crypto wallet support and USDC payment rails that enable Roundtable and its publisher partners to settle ad revenue in real time.

At the core of Roundtable’s model is a tech-driven approach to brokering and tracking ad sales end-to-end, with USDC settling each transaction the instant it closes, dramatically shortening settlement times that have historically taken weeks or months. To power this, Roundtable operates a dedicated USDC liquidity pool, purpose-built to finance ad buy/sell transactions at scale

“Coinbase is thrilled to support Roundtable’s use of USDC and blockchain-enabled payments to modernize media ad sales, empowering creators to finance their content production by dramatically reducing payment lags,” said John D’Agostino, Head of Strategy, Coinbase Institutional.

Roundtable’s Media Liquidity Pool and smart-wallet network automatically settles earned ad revenue as USDC, recording every transaction onchain, the industry’s first real-time, immutable reporting and payment infrastructure for professional media. It’s designed to restore economic equity, data sovereignty, and IP control to a $200 billion industry that has long been marginalized by social platforms.

“For decades, professional media has subsidized the growth of social platforms while being denied access to the same financial and distribution technology,” said James Heckman, Founder and CEO of Roundtable.”Moving traditional media from TradFi to DeFi represents the next frontier, not just faster wires or tokenized assets, but fully transparent, real-time economics for a $200 billion industry.”

Roundtable’s AI/DeFi-powered Enterprise Media Platform combines real-time smart-wallet reporting and DeFi-based instant settlement into a single system for professional media. The platform provides the same caliber of technology infrastructure that has powered Silicon Valley’s largest platforms, including syndication, sales operations, distribution, monetization, audience engagement, data security, AI moderation, IP restoration, and now instant DeFi payments, purpose-built for the professional media brands that create original content.

About Roundtable (RTB Digital, Inc.)

Roundtable (NASDAQ: RTB) is the AI/DeFi-powered Enterprise Media Platform built for the professional media industry, including distribution, publishing, monetization, data, and syndication operations. The platform was developed over years by a founding team that includes Eyal Hertzog, inventor of DeFi technology, including automated market making and liquidity pools, and creator of the first video social network. Co-founder James Heckman, a media technology veteran, created the first social network and blogging platform, the first premium programmatic ad marketplace, and led digital strategy for News Corp and Yahoo. Nearly 200 publishers are live on the platform. For more information, visit rtb.io.

Cautionary Note Regarding Forward-Looking Statements

This press release includes information that constitutes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on the Company’s current beliefs, assumptions and expectations regarding future events, which in turn are based on information currently available to the Company. Such forward-looking statements include statements that are characterized by future or conditional words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” and “continue” or similar words. You should read statements that contain these words carefully because they discuss future expectations and plans, which contain projections of future results of operations or financial condition or state other forward-looking information. Such forward-looking statements include statements regarding the timing and effects of the merger transaction and the integration of the business of RTB into the combined post-merger company and the effects of the overall merger transaction and future operations of the post-merger company. By their nature, forward-looking statements address matters that are subject to risks and uncertainties. A variety of factors could cause actual events and results to differ materially from those expressed in or contemplated by the forward-looking statements, such as the post-merger company being able to maintain its listing on Nasdaq for the common stock, having sufficient capital for its operations and planned business expansion, and developing its business and capturing users for its services. Other risk factors affecting the Company are discussed in detail in the Company’s filings with the U.S. Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by applicable laws.

Investor Relations Contact:

Richard Land, Alliance Advisors Investor Relations

973-873-7686, rland@allianceadvisors.com

Public Relations Contact:

Mehab Qureshi, RTB Digital, Inc.

+91 90289 77198, press@roundtable.io